Exhibit 1.01

Xylem Inc.

Conflict Minerals Report

For the Year Ended December 31, 2015

Xylem Inc. (the “Company”) has prepared this Report for the year ended December 31, 2015 to satisfy the requirements of Rule 13p-1 of the Securities Exchange Act of 1934 relating to conflict minerals (the “Rule”). The Rule creates a reporting requirement for Securities and Exchange Commission (SEC) registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. For purposes of the Rule and this Report, “conflict minerals” are limited to cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, tin, tantalum and tungsten.

Company and Product Overview

Xylem is a world leader in the design, manufacturing, and application of highly engineered technologies for the water industry. We are a leading equipment and service provider for water and wastewater applications with a broad portfolio of products and services addressing the full cycle of water, from collection, distribution and use, to the return of water to the environment. We sell our products in approximately 150 countries through a balanced distribution network consisting of our direct sales force and independent channel partners.

We manage our business in two segments, Water Infrastructure and Applied Water. Our Water Infrastructure segment focuses on the transportation, treatment and testing of water, offering a range of products including water and wastewater pumps, treatment and testing equipment, and controls. Our Applied Water segment encompasses the uses of water and focuses on the residential, commercial, industrial and agricultural markets, offering a wide range of products including pumps, valves, heat exchangers, controls and dispensing equipment systems.

We have manufacturing facilities in numerous countries producing thousands of parts. Our facilities procure materials and products globally and regionally, which are resold or assembled into our products.

There are multiple tiers in our supply chain and we do not have a direct relationship with smelters and refiners. We rely on our direct suppliers to provide information on the existence of, and the origin of, any conflict minerals contained in components and materials supplied to us, including the sources of any conflict minerals that are supplied to them from lower-tier suppliers. Our direct suppliers similarly rely on information provided by their suppliers.

Reasonable Country of Origin Inquiry

We determined that conflict minerals are necessary to the functionality and production of some of our products. Accordingly, we conducted a reasonable country of origin inquiry (RCOI) to determine whether the conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) and whether the conflict minerals may have come from recycled or scrap sources.

We conducted an engineering analysis of the products we manufacture or contract to manufacture to identify products and components used in our manufacturing process that contain, or had a high probability of containing, conflict minerals. Our engineering departments then worked with sourcing departments across the Company to identify the associated direct suppliers (the “in-scope suppliers”).

We conducted a survey of 3160 in-scope suppliers using the Conflict Minerals Reporting Template (the “Template”) maintained by the Conflict-Free Sourcing Initiative (CFSI). The Template was developed to facilitate disclosure and communication of information regarding smelters and refiners. It includes questions regarding a supplier’s conflict-free policy, engagement with its direct suppliers, the origin of conflict minerals included in the supplier’s products, supplier due diligence and a list of the smelters and refiners in the supply chains of the supplier and its suppliers.

Based on our RCOI, we exercised further due diligence on the source and chain of custody of the conflict minerals contained in components and products provided by our in-scope suppliers, as required by the Rule.

Due Diligence

Our conflict minerals supply chain due diligence program was designed to conform, in all material respects, to the framework in The Organization for Economic Co-operation and Development’s (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 2nd Edition and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). We integrated the five steps recommended by the OECD Guidance as follows:

Step 1: Establish Strong Management Systems

Conflict Minerals Policy Statement

We adopted a Conflict Minerals Policy Statement that applies to all of our suppliers and is publicly available on our website at www.xyleminc.com under “Sustainability – Governance and Ethics – Conflict Minerals Policy Statement.”

Internal Team

We established a cross-functional team to implement and manage our conflict minerals compliance program. The team, led by our procurement group, includes representatives from our business and subject matter experts in the fields of engineering, information technology, legal, operations and procurement.

Control Systems

Our controls include our Code of Conduct and our Supplier Code of Conduct, which outline expected behaviors for our employees and suppliers. In addition, we added a compliance clause to new and renewed supplier contracts, setting forth our expectation that suppliers provide the product content information the Company needs to comply with our conflict minerals reporting obligations.

Grievance Mechanism

We have a Helpline that provides employees and suppliers with a mechanism to report violations or concerns related to our policies, including our Conflict Minerals Policy Statement and our Supplier Code of Conduct.

Step 2: Identify and Assess Risk in the Supply Chain

We adopted the CFSI’s approach, which attempts to trace the origin of the conflict minerals provided to us by identifying smelters, refiners or recyclers and scrap supplier sources. As discussed above, we surveyed 3160 in-scope suppliers using the Template in an effort to identify the origin, source, and chain of custody of conflict minerals contained in our products.

We conducted multiple rounds of follow-up with suppliers who were not responsive to our survey, primarily by email, but also by telephone. We received and processed responses from over 80% of our in-scope suppliers, and reviewed the responses against risk-assessment criteria to determine which supplier responses required further engagement. These criteria included untimely or incomplete responses, as well as inconsistencies with in data reported. Our follow-up process included a “red flag” identification and resolution process. We also followed up with suppliers to clarify responses or to obtain additional information, as needed.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

As discussed under Step 2 above, we review survey responses against risk-assessment criteria, and work to resolve any red flags or inconsistencies identified. Risks are evaluated on a case-by-case basis; this flexible approach enables us to provide a risk-appropriate response.

Step 4: Independent Third-Party Audits of Supply Chain Due Diligence

We do not have a direct relationship with smelters or refiners and we do not perform or direct audits of smelters or refiners. We have leveraged the due diligence conducted on smelters and refiners through the CFSI’s Conflict-Free Smelter Program (the “CFSP”). The CFSP uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

Step 5: Report on Supply Chain Due Diligence

We report annually on our conflict minerals due diligence program in our Form SD filed with the SEC and this related Report, which are publicly available on our website at www.xyleminc.com under “Investors – Financial Information – SEC Filings.”

Results of our RCOI and Due Diligence

Of the 3160 in-scope suppliers surveyed, approximately 80% responded by completing the Template or providing another form of conflict minerals statement or response regarding the source or origin of the conflict minerals contained in the materials or products supplied to the Company. Some of our in-scope suppliers reported that they had identified scrap or recycled sources of conflict minerals in their supply chains. We have a wide supplier base with varying levels of resources and sophistication and many of our suppliers are not themselves subject to the Rule. The majority of the responses we received provided information at the company or division level and/or did not contain conclusive information. Many suppliers were unable to provide the smelters or refiners used for materials supplied to us.

Based on the information obtained through our RCOI and the due diligence processes described above, for the year ended December 31, 2015, we do not have sufficient information to determine the country of origin for all of the conflict minerals used to manufacture our products. We have provided a list of smelters and refiners that may have been used to process conflict minerals in the Company’s supply chain as an Annex to this Report. The list includes facilities that have been certified by the CFSI as compliant with the relevant CFSP assessment protocol as of May 19, 2016 and is based on information reported by some of the Company’s in-scope suppliers. While the list is not comprehensive, it may also be over-inclusive, containing some smelters or refiners that are not in the Company’s supply chain.

Continuous Improvement Efforts to Mitigate Risks

To improve our conflict minerals program and mitigate related risk, we will continue to:

•	Engage with suppliers in an effort to improve the quality of the information we receive and to increase the volume of product-specific responses.

•	Work with suppliers who provide incomplete or inconsistent information.

•	Refine our scoping approach, so that our efforts will be directed at the most relevant subset of our supply base.

•	Communicate to suppliers our expectations regarding compliance with the Company’s Conflict Minerals Policy Statement.

•	Conduct due diligence to improve the traceability of the minerals in our products and the overall transparency of our supply chain.

Forward-Looking Statements

This Report contains “forward-looking statements” that are based on our current expectations and assumptions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements include any statements that are not historical and includes the statements made under the heading “Continuous Improvement Efforts to Mitigate Risks”. All forward-looking statements made in this Report are based on information available to the Company as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and its present expectations. These risks and uncertainties include, but are not limited to, the continued implementation of satisfactory traceability and other compliance measures by the Company and by our direct and indirect suppliers on a timely basis, or at all, and also include those risks set out under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and with subsequent filings we make with the SEC.

ANNEX

METAL	SMELTER/REFINER	FACILITY LOCATION

Gold	Aida Chemical Industries Co. Ltd.	JAPAN

Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Argor-Heraeus SA	SWITZERLAND

Gold	Asahi Pretec Corp	JAPAN

Gold	Asahi Refining Canada Limited	CANADA

Gold	Asaka Riken Co Ltd	JAPAN

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	DODUCO GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Elemetal Refining, LLC	UNITED STATES

Gold	Heimerle & Meule	GERMANY

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Company Limited	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralectromed	RUSSIAN FEDERATION

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES

Gold	Kojima Chemicals Co. Ltd	JAPAN

Gold	LS-Nikko Copper Inc.	KOREA

Gold	Materion	UNITED STATES

Gold	Matsuda Sangyo Co. Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG

Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	Nihon Material Co. LTD	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	PAMP SA	SWITZERLAND

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox SA	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA

Gold	Republic Metals Corporation	UNITED STATES

Gold	Royal Canadian Mint	CANADA

Gold	Schone Edelmetaal	NETHERLANDS

Gold	SEMPSA Joyeria Plateria SA	SPAIN

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway TeCHINAology Co., Ltd.	TAIWAN

Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials TeCHINAology Corp.	TAIWAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Tokuriki Honten Co. Ltd	JAPAN

Gold	Umicore BRAZILsil Ltda	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining Inc.	UNITED STATES

Gold	Valcambi SA	SWITZERLAND

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co Ltd	JAPAN

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES

Tantalum	Duoluoshan	CHINA

Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro—Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Hi-Temp Specialty Metals, Inc.	USA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA

Tantalum	JiuJiang Tambre Co. Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES

Tantalum	King-Tan Tantalum Industry Ltd	CHINA

Tantalum	LMS Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	QuantumClean	UNITED STATES

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	JAPAN

Tantalum	Telex	USA

Tantalum	Tranzact, Inc.	UNITED STATES

Tantalum	Ulba Matallurgical Plant JSC	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Zhuzhou Cement Carbide	CHINA

Tin	Alpha	UNITED STATES

Tin	Bangka Tin, Mantok, PT Timah (Persero) TBK	INDONESIA

Tin	Cooper Santa	BRAZIL

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV Prima Timah Utama	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Rui Da Hung	TAIWAN

Tin	Dowa	JAPAN

Tin	Elmet S.L.U. (Metallo Group)	SPAIN

Tin	EM Vinto	BOLIVIA

Tin	Fenix Metals	POLAND

Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL

Tin	Malaysia Smelting Corp	MALAYSIA

Tin	Melt Metais e Ligas S/A	BRAZIL

Tin	Metallo-Chimique N.V.	BELGIUM

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgical S.A.	BOLIVIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Tambang Timah	INDONESIA

Tin	Yunnan Tin Company, Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Niagara Refining LLC	UNITED STATES

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA